                                                                   Exhibit 99.1

                             JOINT FILERS' SIGNATURES

HOLLEY PARENT HOLDINGS, LLC

By: /s/ Vincent Taurassi
    --------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 2/15/22

SENTINEL PARTNERS V, L.P.
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    --------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 2/15/22

SENTINEL MANAGING COMPANY V, INC.

By: /s/ Vincent Taurassi
    --------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 2/15/22

SENTINEL CAPITAL PARTNERS V, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    --------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 2/15/22

SENTINEL CAPITAL PARTNERS V-A, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    --------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 2/15/22

SENTINEL CAPITAL INVESTORS V, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    --------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 2/15/22